Ernst & Young LLP                   Suite 3400               Phone: 515 243 2727
                                    801 Grand Avenue
                                    Des Moines, Iowa 50309-2764


                         Consent of Independent Auditors







We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our reports dated February 6, 1998 (with respect to Principal Mutual Life Insurance Company Variable Life Separate Account) and January 30, 1998 (with respect to The Principal Financial Group(R), comprised of Principal Mutual Life Insurance Company and its subsidiaries), in the Registration Statement (Post-Effective Amendment No. 6 to Form S-6 No. 333-00101) and related Prospectus of Principal Mutual Life Insurance Company Variable Life Separate Account Prin Flex Life(R) - Flexible Premium Variable Universal Life Insurance Policy.

                                                            /s/Ernst & Young LLP

Des Moines, Iowa
April 15, 1998

Ernst & Young LLP is a member of Ernst & Young International, Ltd.